Exhibit 99.1

Power Solutions International Announces First Quarter 2022 Financial Results

Power Systems and Industrial End Market Sales Grow by 52% and 33%, Respectively, in the Quarter

Gross Profit More Than Doubles; Operating Expense Declines by 27%

WOOD DALE, Ill., May 16, 2022 — Power Solutions International, Inc. (the “Company” or “PSI”) (OTC Pink: PSIX), a leader in the design, engineering and manufacture of emission-certified engines and power systems, announced first quarter 2022 financial results.

First Quarter 2022 Results

Sales for the first quarter of 2022 were $98.9 million, a decrease of $1.2 million, or 1%, versus the comparable period last year, a result of a sales decline of $25.8 million in the transportation end market, partly offset by increases of $13.1 million and $11.5 million in the power systems and industrial end markets, respectively. Further, overall sales in the first quarter of 2022 continued to reflect supply chain challenges that impacted the Company’s ability to timely meet certain orders. The decreased sales within the transportation end market were primarily attributable to lower sales in the medium duty truck market, coupled with lower demand for school bus products. Higher power systems end market sales were primarily due to increased sales of power generation products, particularly to customers serving the demand response markets and to customers with traditional exposure to the oil and gas markets. Higher industrial end market sales are primarily due to increased demand for products across various applications, with the largest increase attributable to products used within the material handling/forklift market.

Gross profit increased by $9.6 million, or 136%, during the first quarter of 2022 as compared to the prior year. Gross margin in the first quarter of 2022 was 16.9%, an increase of 9.8 percentage points compared to 7.1% last year, primarily due to lower warranty expense, among other items. For the first quarter of 2022, warranty costs were a benefit of $0.3 million, a change of $7.1 million compared to warranty costs of $6.8 million last year, due largely to favorable adjustments to preexisting warranties during the first quarter of 2022. A majority of the warranty activity is attributable to products sold within the transportation end market.

Operating expenses decreased by $6.2 million, or 27%, versus the comparable period in 2021, due to lower selling, general and administrative (“SG&A”) costs of $4.4 million primarily attributable to lower legal costs related to the Company’s indemnification obligations of former officers and employees driven largely by the conclusion of the United States Attorney’s Office for the Northern District of Illinois’ (“USAO”) trial involving former officers and employees during September 2021. The Company also experienced lower wages and benefits expense due in part to reduced incentive compensation expense, and also had lower financial reporting fees. Lastly, lower operating expenses included reduced research, development and engineering expenses of $1.7 million from last year primarily as a result of lower wages and benefits driven by reduced headcount and lower project activity in the current quarter versus the prior year.

Net loss in the first quarter of 2022 was $2.6 million, or a loss of $0.11 per share, versus a net loss of $18.2 million, or $0.79 per share for the comparable prior year period. Adjusted net loss was $0.9 million, or Adjusted loss per share of $0.03, versus Adjusted net loss of $13.0 million, or Adjusted loss per share of $0.56 for the first quarter of 2021. Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was positive at $3.7 million compared to an Adjusted EBITDA loss of $8.5 million in the first quarter last year.

See “Non-GAAP Financial Measures” below for the Company’s definition of total Adjusted net income (loss), Adjusted earnings (loss) per share, EBITDA and Adjusted EBITDA and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Debt Update

The Company’s total debt was approximately $196 million at March 31, 2022, while cash and cash equivalents were approximately $2 million. This compares to total debt of approximately $181 million and cash and cash equivalents of approximately $6 million at December 31, 2021. Included in the Company’s total debt at March 31, 2022 were borrowings of $130 million under the Uncommitted Revolving Credit Agreement with Standard Chartered Bank and borrowings of $25 million and $40 million, respectively, under the Second and Third Shareholder’s Loan Agreements with Weichai America Corp., its majority stockholder, respectively.

Outlook for 2022

The Company expects its sales in 2022 to increase by at least 3% versus 2021 levels, a result of expectations for strong growth in the industrial and power systems end markets, partly mitigated by a reduction in sales in the transportation end market. Gross profit as a percentage of sales is targeted to improve by at least 5 percentage points in 2022, a function of lower warranty expense, pricing actions, improved cost recovery and cost savings initiatives. Notwithstanding this outlook, which is being driven in part by expectations for an improvement in supply chain dynamics, including timelier availability of parts, and a continuation of favorable economic conditions within the United States and across the Company’s various markets, the Company cautions that significant uncertainty remains as a result of supply chain challenges, inflationary costs, commodity volatility, and the COVID-19 pandemic, among other factors.

Management Comments

Lance Arnett, chief executive officer, commented, “During the first quarter, we experienced strong growth of 52% and 33% within our power systems and industrial end markets, respectively, notwithstanding continued supply chain challenges that impacted our ability to timely meet certain orders. In the meantime, significantly lower warranty expense led to much improved gross margin versus the prior year. We are optimistic for continued growth in the power systems and industrial end markets during the year and are focused on generating improved financial results in 2022.”

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the power systems, industrial and transportation end markets. The Company’s unique in-house design, prototyping, engineering and testing capabilities allow PSI to customize clean, high-performance engines using a fuel agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response, microgrid, and co-generation power (CHP) applications; and industrial applications that include forklifts, agricultural and turf, arbor care, industrial sweepers, aerial lifts, irrigation pumps, ground support, and construction equipment. In addition, PSI develops and delivers powertrains purpose-built for medium-duty trucks and buses including school and transit buses, work trucks, terminal tractors, and various other vocational vehicles. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements, include, without limitation: the impact of the ongoing COVID-19 pandemic could have on the Company’s business and financial results; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the timing of completion of steps to address, and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks related to complying with the terms and conditions of the settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Northern District of Illinois (the “USAO”); variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the internal control matters; the Company’s obligations to indemnify past and present directors and officers and certain current and former employees with respect to the investigations conducted by the SEC, which will be funded by the Company with its existing cash resources due to the exhaustion of its historical primary directors’ and officers’ insurance coverage; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports from China on the Company’s supply chain; impact on the global economy of the war in Ukraine; the impact of supply chain interruptions and raw material shortages; the potential impact of higher warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting and retaining key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s common stock par value $0.001 from the NASDAQ Stock Market and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s subsequent filings with the SEC.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

(630) 509-6470

Philip.Kranz@psiengines.com

Results of operations for the three months ended March 31, 2022 compared with the three months ended March 31, 2021 (UNAUDITED):

(in thousands, except per share amounts)	For the Three Months Ended March 31,
	2022	2021	Change	% Change
Net sales	$98,947	$100,171	$(1,224)	(1)%
Cost of sales	82,229	93,101	(10,872)	(12)%

Gross profit	16,718	7,070	9,648	136%
Gross margin %	16.9%	7.1%	9.8%
Operating expenses:
Research, development and engineering expenses	4,560	6,224	(1,664)	(27)%
Research, development and engineering expenses as a % of sales	4.6%	6.2%	(1.6)%
Selling, general and administrative expenses	11,385	15,811	(4,426)	(28)%
Selling, general and administrative expenses as a % of sales	11.5%	15.8%	(4.3)%
Amortization of intangible assets	541	634	(93)	(15)%

Total operating expenses	16,486	22,669	(6,183)	(27)%

Operating income (loss)	232	(15,599)	15,831	(101)%
Other expense, net:
Interest expense	2,445	2,161	284	13%
Other expense, net	—	—	—	—%

Total other expense, net	2,445	2,161	284	13%

Loss before income taxes	(2,213)	(17,760)	15,547	(88)%
Income tax expense	386	390	(4)	(1)%

Net loss	$(2,599)	$(18,150)	$15,551	(86)%

Loss per common share:
Basic	$(0.11)	$(0.79)	$0.68	(86)%
Diluted	$(0.11)	$(0.79)	$0.68	(86)%
Non-GAAP Financial Measures:
Adjusted net loss *	$(879)	$(12,956)	$12,077	93%
Adjusted loss per share *	$(0.03)	$(0.56)	0.53	95%
EBITDA*	$1,979	$(13,699)	$15,678	114%
Adjusted EBITDA *	$3,699	$(8,505)	$12,204	143%

NM	Not meaningful
*	See reconciliation of non-GAAP financial measures to GAAP results below

POWER SOLUTIONS INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par values)	As of March 31, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,267	$6,255
Restricted cash	3,160	3,477
Accounts receivable, net of allowances of $3,623 and $3,420 as of March 31, 2022 and December 31, 2021, respectively	71,250	65,110
Income tax receivable	4,497	4,276
Inventories, net	139,061	142,192
Prepaid expenses and other current assets	11,255	8,918

Total current assets	231,490	230,228

Property, plant and equipment, net	15,985	17,344
Intangible assets, net	7,243	7,784
Goodwill	29,835	29,835
Other noncurrent assets	14,415	15,347

TOTAL ASSETS	$298,968	$300,538

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$82,603	$93,256
Current maturities of long-term debt	223	254
Revolving line of credit	130,000	130,000
Other short-term financing	40,000	25,000
Other accrued liabilities	36,501	34,801

Total current liabilities	289,327	283,311

Deferred income taxes	1,388	1,016
Long-term debt, net of current maturities	25,586	25,636
Noncurrent contract liabilities	3,565	3,330
Other noncurrent liabilities	23,521	29,268

TOTAL LIABILITIES	$343,387	$342,561

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock – $0.001 par value. Shares authorized: 5,000. No shares issued and outstanding at all dates.	$—	$—
Common stock – $0.001 par value; 50,000 shares authorized; 23,117 shares issued; 22,927 and 22,926 shares outstanding at March 31, 2022 and December 31, 2021, respectively	23	23
Additional paid-in capital	157,639	157,436
Accumulated deficit	(200,965)	(198,366)
Treasury stock, at cost, 190 and 191 shares at March 31, 2022 and December 31, 2021, respectively	(1,116)	(1,116)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(44,419)	(42,023)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$298,968	$300,538

POWER SOLUTIONS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)	For the Three Months Ended March 31,
	2022	2021
Cash (used in) provided by operating activities
Net loss	$(2,599)	$(18,150)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of intangible assets	541	634
Depreciation	1,206	1,266
Stock-based compensation expense	203	109
Amortization of financing fees	837	1,158
Deferred income taxes	372	369
Other adjustments, net	343	574
Changes in operating assets and liabilities:
Accounts receivable, net	(6,140)	7,620
Inventory, net	3,182	(1,363)
Prepaid expenses and other assets	(739)	(84)
Accounts payable	(10,777)	24,287
Other current liabilities	1,706	(11,144)
Other noncurrent liabilities	(5,512)	405

Net cash (used in) provided by operating activities	(17,377)	5,681

Cash used in investing activities
Capital expenditures	(116)	(617)
Other investing activities, net	—	10

Net cash used in investing activities	(116)	(607)

Cash provided by (used in) financing activities
Repayments of long-term debt and lease liabilities	(87)	(102)
Proceeds from short-term financings	15,000	—
Payments of deferred financing costs	(1,725)	(2,536)

Net cash provided by (used in) financing activities	13,188	(2,638)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(4,305)	2,436
Cash, cash equivalents, and restricted cash at beginning of the period	9,732	24,267

Cash, cash equivalents, and restricted cash at end of the period	$5,427	$26,703

Non-GAAP Financial Measures

In addition to the results provided in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) above, this press release also includes non-GAAP (adjusted) financial measures. Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the consolidated financial statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations within the Company’s Form 10-Q for the quarter ended March 31, 2022. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated below.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure

Adjusted net income (loss)	Net income (loss)

Adjusted earnings (loss) per share	Earnings (loss) per common share – diluted

EBITDA	Net income (loss)

Adjusted EBITDA	Net income (loss)

The Company believes that Adjusted net income (loss), Adjusted earnings (loss) per share, EBITDA, and Adjusted EBITDA provide relevant and useful information, which is widely used by analysts, investors and competitors in its industry as well as by the Company’s management in assessing the performance of the Company. Adjusted net income (loss) is defined as net income (loss) as adjusted for certain items that the Company believes are not indicative of its ongoing operating performance. Adjusted earnings (loss) per share is a measure of the Company’s diluted earnings (loss) per common share adjusted for the impact of special items. EBITDA provides the Company with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of other non-cash charges and certain other items that do not reflect the ordinary earnings of the Company’s operations.

Adjusted net income (loss), Adjusted earnings (loss) per share, EBITDA, and Adjusted EBITDA are used by management for various purposes, including as a measure of performance of the Company’s operations and as a basis for strategic planning and forecasting. Adjusted net income (loss), Adjusted earnings (loss) per share, and Adjusted EBITDA may be useful to an investor because these measures are widely used to evaluate companies’ operating performance without regard to items excluded from the calculation of such measures, which can vary substantially from company to company depending on the accounting methods, the book value of assets, the capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with U.S. GAAP.

The following table presents a reconciliation from Net loss to Adjusted net loss for the three months ended March 31, 2022 and 2021 (UNAUDITED):

(in thousands)	For the Three Months Ended March 31,
	2022	2021
Net loss	$(2,599)	$(18,150)
Stock-based compensation [1]	203	109
Severance [2]	12	460
Internal control remediation [3]	471	393
Government investigations and other legal matters [4]	1,034	4,232

Adjusted net loss	$(879)	$(12,956)

The following table presents a reconciliation from Loss per common share – diluted to Adjusted loss per share for the three months ended March 31, 2022 and 2021 (UNAUDITED):

	For the Three Months Ended March 31,
	2022	2021
Loss per common share – diluted	$(0.11)	$(0.79)
Stock-based compensation [1]	0.01	0.01
Severance [2]	—	0.02
Internal control remediation [3]	0.02	0.02
Government investigations and other legal matters [4]	0.05	0.18

Adjusted loss per share – diluted	$(0.03)	$(0.56)

Diluted shares (in thousands)	22,927	22,893

The following table presents a reconciliation from Net loss to EBITDA and Adjusted EBITDA for the three months ended March 31, 2022 and 2021 (UNAUDITED):

(in thousands)	For the Three Months Ended March 31,
	2022	2021
Net loss	$(2,599)	$(18,150)
Interest expense	2,445	2,161
Income tax expense	386	390
Depreciation	1,206	1,266
Amortization of intangible assets	541	634

EBITDA	1,979	(13,699)
Stock-based compensation [1]	203	109
Severance [2]	12	460
Internal control remediation [3]	471	393
Government investigations and other legal matters [4]	1,034	4,232

Adjusted EBITDA	$3,699	$(8,505)

1.	Amounts reflect non-cash stock-based compensation expense.
2.	Amounts represent severance and other post-employment costs for certain former employees of the Company.
3.	Amounts represent professional services fees related to the Company’s efforts to remediate internal control material weaknesses including certain costs to upgrade IT systems.
4.

Amounts include professional services fees for the three months ended March 31, 2022 of $0.2 million, and $3.2 million for the three months ended March 31, 2021, related to costs to indemnify certain former officers and employees of the Company. The Company is obligated to pay legal costs of certain former officers and employees in accordance with Company bylaws and certain indemnification agreements. As further discussed in Note 9. Commitments and Contingencies of Part I, Item 1. Financial Statements within the Company’s Form 10-Q for the quarter ended March 31, 2022, the Company fully exhausted its historical primary directors’ and officers’ insurance coverage in connection with these matters during the first quarter of 2020. Also included are professional services fees and reserves related to certain other legal matters.